KRUSE, LANDA & MAYCOCK, L.L.C.
                         EIGHTH FLOOR, BANK ONE TOWER
                         50 WEST BROADWAY (300 SOUTH)
                       SALT LAKE CITY, UTAH  84101-2034
JAMES R. KRUSE                                        TELEPHONE: (801) 531-7090
HOWARD S. LANDA                                       TELECOPY:  (801) 531-7091
ELLEN MAYCOCK                  MAILING ADDRESS                   (801) 359-3954
DAVID R. KING               Post Office Box 45561
KEITH L. POPE          Salt Lake City, Utah  84145-0561
LYNDON L. RICKS
JODY L. WILLIAMS
STEVEN G. LOOSLE
RICHARD C. TAGGART
DAVID C. WRIGHT
PAMELA S. NIGHSWONGER
SHANE L. HANNA                                                      OF COUNSEL
WILLIAM N. WHITE                                            ANTHONY L. RAMPTON

                                  May 26, 1998


Board of Directors
LarsonoDavis Incorporated
1681 West 820 North
Provo, Utah 84601

     Re:  LarsonoDavis Incorporated
          Amendment No. 1 to Registration Statement on Form S-3

Gentlemen:

     We have been engaged by LarsonoDavis Incorporated (the "Company") to render our opinion respecting the legality of certain securities to be offered and sold pursuant to Amendment No. 1 to the registration statement on Form S-3 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          1.   Articles of incorporation of the Company;

          2.   Bylaws of the Company;

          3.   The Registration Statement; and

          4.   Unanimous consents of the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be sold pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Nevada Revised Statutes, as amended.

     This firm consents to being named in the Prospectus included in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely yours,

                                          /s/ Kruse, Landa & Maycock, L.L.C.

                                          KRUSE, LANDA & MAYCOCK, L.L.C.

KL&M/KLP:pjc